MetLife 1095 Avenue of the Americas 19th Floor New York, NY 10036 212 578-2211

Nancy H. Badeer

Assistant General Counsel

Law Department

T: 212-578-6810    F: 212-251-1566

December 1, 2015

Board of Directors

Metropolitan Life Insurance Company

200 Park Avenue

New York, NY 10166

Re:	Metropolitan Life Insurance Company
Pre-Effective Amendment No. 1 to the Registration Statement
File No. 333-207093
MetLife Shield Level Selector/SM / 3-Year

Ladies and Gentlemen:

I am an Assistant General Counsel to the MetLife Group and provide legal counsel to Metropolitan Life Insurance Company. This opinion is furnished in connection with the proposed offering of a certain individual single premium deferred index-linked separate account annuity contract (the “Contract”) issued by Metropolitan Life Insurance Company (“Company”) under Registration Statement No. 333-207093 (the “Registration Statement”) and described therein, filed by the Company under the Securities Act of 1933, as amended. The Company is a wholly-owned subsidiary of MetLife, Inc.

I have made such examination of law and examined such records of the Company and other documents as in my judgment are necessary or appropriate to render the opinion expressed below. In my opinion:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue annuity contracts by the New York Department of Financial Services.

2. The Contracts covered by the above Registration Statement, and all post-effective amendments relating thereto, when delivered and when the first purchase payment made by an owner all in accordance with the prospectus (the “Prospectus”) included in the Registration Statement and in compliance with the applicable local law, will be a legal and binding obligation of the Company in accordance with its terms. Owners of Contracts, as such, will not be subject to any deductions and charges by the Company other than those described in the Contract and as referred to in the Prospectus.

I hereby consent to the use of this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ Nancy H. Badeer
Nancy H. Badeer
Assistant General Counsel